Exhibit 10.12

Gateway, Inc. Change in Control Compensation Plan, as amended

1. Purpose. The purpose of the Gateway, Inc. Change in Control Compensation Plan (the “Plan”) is to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without distraction in the event of potentially unsettling circumstances arising in connection with a possible Change in Control of Gateway, Inc. (the “Company”) by providing for severance payments upon involuntary termination of employment following such Change in Control. Capitalized terms are defined in Section 8.

2. Term of the Plan. The Plan shall be effective as of January 19, 2000 (the “Effective Date”), and shall remain in effect until January 19, 2003 (the “Term”); provided, that on January 19, 2001 and on each subsequent anniversary of the Effective Date, unless the Board shall adopt a resolution to the contrary prior to any such anniversary, the term of the Plan shall automatically be extended without further action of the Board for a period of one year, so that on each such anniversary the then remaining Term of the Plan shall be three years; and provided, further, that if a Change in Control shall occur within the Term of the Plan, the Term shall automatically be extended without further action of the Board until the date that is three years following the date of such Change in Control.

3. Participants. All management employees of the Company or any wholly-owned subsidiary at the level of executive vice president, senior vice-president, vice-president or director (or their equivalents) on the effective date of a Change in Control occurring during the Term of the Plan (“Participants”) shall be eligible to participate in the Plan and to receive the benefits set forth herein.

4. Payment Conditions. If the employment of any Participant is terminated at any time on or before the end of the three year period following the date of a Change in Control other than (i) by the Company for Cause, (ii) by reason of death or Disability or (iii) by the Participant other than for Good Reason, the Company shall pay the Participant in a lump sum within ten (10) days following the Date of Termination the applicable Severance Payment set forth in Section 5 and the compensation and benefits payable pursuant to Section 6. The Severance Payment shall be in lieu of any further salary or bonus payments to the Participant for periods subsequent to the Date of Termination and in lieu of any severance benefits otherwise payable to the Participant.

5. Severance Payment. The applicable Severance Payment shall be as follows:

(a) A Participant in the position of executive vice president or senior vice president (or the equivalent) as of the Notice Date (or but for the occurrence of an event constituting Good Reason, would have been serving in such position) shall receive a Severance Payment in the amount of 2.0 times the sum of (i) such Participant’s annual base salary as of the Notice Date and (ii) such Participant’s target annual bonus for the fiscal year of the Company in which the Notice Date occurs (or, if no target annual bonus shall have been determined for such year, then the target annual bonus for the immediately preceding fiscal year of the Company), determined in each case without regard to any prior reduction thereof constituting Good Reason.

(b) A Participant in the position of vice president (or its equivalent) as of the Notice Date (or but for the occurrence of an event constituting Good Reason, would have been serving in such position) shall receive a Severance Payment in the amount of 1.5 times the sum of (i) such Participant’s annual base salary as of the Notice Date and (ii) such Participant’s target annual bonus for the fiscal year of the Company in which the Notice Date occurs (or, if no target annual bonus shall have been determined for such year, then the target annual bonus for the immediately preceding fiscal year of the Company), determined in each case without regard to any prior reduction thereof constituting Good Reason.

(c) A Participant in the position of director (or its equivalent) as of the Notice Date (or who but for the occurrence of an event constituting Good Reason, would have been serving in such position) shall receive a Severance Payment in the amount of 1.0 times the sum of (i) such Participant’s annual base salary as of the Notice Date and (ii) such Participant’s target annual bonus for the fiscal year of the Company in which the Notice Date occurs (or, if no target annual bonus shall have been determined for such year, then the target annual bonus for the immediately preceding fiscal year of the Company), determined in each case without regard to any prior reduction thereof constituting Good Reason.

6. Compensation Other Than the Applicable Severance Payment

(a) Following a Change in Control and during the Term, during any period that the Participant fails to perform the Participant’s duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Participant’s full salary to the Participant at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Participant under the terms of any compensation or benefit plan, program or arrangement (other than the Company’s short- or long-term disability plan, as applicable) maintained by the Company during such period, until the Participant’s employment is terminated by the Company for Disability.

(b) If the Participant’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Participant’s full salary to the Participant through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Participant through the Date of Termination under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Participant, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

(c) If the Participant’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Participant the Participant’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Participant, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

7. Notice of Termination. After a Change in Control and during the Term, any purported termination of the Participant’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 12 hereof. For purposes of this Plan, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated.

8. Definitions.

(a) “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the Notice Date) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties; (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise; (iii) the commission of any act of fraud, embezzlement or dishonesty by a Participant; or (iv) any unauthorized use or disclosure by a Participant of confidential information or trade secrets of the Company or any subsidiary. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the part of the Participant shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act,or failure to act, was in the best interest of the Company.

(e) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) Any Person (as defined below) is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company’s then outstanding securities that is at least equal to the greater of (x) 30% and (y) the percentage of such combined voting power then owned by Theodore Waitt and his affiliates and associates; or

(I) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(II) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company’s then outstanding securities that is at least equal to the greater of (x) 30% and (y) the percentage of such combined voting power then owned by Theodore Waitt and his affiliates and associates; or

(III) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least [50]% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Date of Termination” with respect to any purported termination of a Participant’s employment after a Change in Control and during the Term, shall mean (i) if the Participant’s employment is terminated for Disability, thirty (30) days after the Notice date (provided that the Participant shall not have returned to the full-time performance of the Participant’s duties during such thirty (30) day period), and (ii) if the Participant’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Participant, shall not be less than fifteen (15) days nor more than sixty (60) days following the Notice Date.

(h) “Disability” shall be deemed the reason for the termination by the Company of the Participant’s employment, if, as a result of the Participant’s incapacity due to physical or mental illness, the Participant shall have been absent from the full-time performance of the Participant’s duties with the Company for a period of six (6) consecutive months, the Company shall have given the Participant a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Participant shall not have returned to the full-time performance of the Participant’s duties.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(j) “Excise Tax” shall mean any excise tax imposed under section 4999 of the Code

(k) “Good Reason” for termination by the Participant of the Participant’s employment shall mean the occurrence (without the Participant’s express written consent) after any Change in Control, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i), (v), (vi) or (vii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

(i) the assignment to the Participant of any duties inconsistent with the Participant’s position with the Company or a substantial adverse alteration in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control [other than any such alteration primarily attributable to the fact that the Company may no longer be a public company];

(ii) a reduction by the Company in the Participant’s annual base salary as in effect on the date hereof or as the same may be increased from time to time;

(iii) the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations at the time of the change in control.

(iv) the failure by the Company to pay to the Participant any portion of the Participant’s current compensation, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

(v) the failure by the Company to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in

Control which is material to the Participant’s total compensation, or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant’s participation relative to other participants, as existed immediately prior to the Change in Control;

(vi) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately prior to the Change in Control, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control; or

(vii) any purported termination of the Participant’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7 hereof; for purposes of this Plan, no such purported termination shall be effective.

The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

(l) “Notice Date” shall mean the date a Notice of Termination is delivered by the Company to a Participant or by a Participant to the Company, as applicable.

(m) “Notice of Termination” shall have the meaning set forth in Section 7.

(i) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Theodore Waitt or any of his Affiliates or Associates, (ii) the Company or any of its subsidiaries, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

9. Limitations on Payments.

(a) Notwithstanding any other provisions of this Plan, in the event that any payment or benefit received or to be received by the Participant in connection with a Change in Control or the termination of the Participant’s employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called “Total Payments”) would be subject (in whole or part), to the Excise Tax, then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement, the cash Severance Payments shall first be reduced, and the noncash Severance Payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments); provided, however, that the Participant may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

(b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Participant and selected by the accounting firm (the “Auditor”) which was, immediately prior to the Change in Control, the Company’s independent auditor, does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

(c) At the time that payments are made under this Plan, the Company shall provide the Participant with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

10. No Mitigation; or Offset. The Company agrees that, if the Participant’s employment with the Company terminates during the Term, the Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Company under the Plan. Further, the amount of any payment or benefit provided for in this Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.

11. Non-Competition; Non-Solicitation. For a period of one year following his or her applicable Date of Termination, (i) a Participant shall not, without the written consent of the Board, directly or indirectly, knowingly engage or be interested in (as owner, partner, stockholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any Competitor of the Company, (ii) the Participant shall not, without the written consent of the Board, directly or indirectly solicit or recruit any person (other than persons employed in a clerical or other non-professional position) who is then employed by the Company or who was employed by the Company or any of its subsidiaries or affiliates at any time during the six-month period preceding the Date of Termination for the purpose of being employed by the Participant, by any entity or person on whose behalf the Participant is acting as an agent, representative or employee or by any Competitor of the Company and (iii) the Participant shall not, without the written consent of the Board, directly or indirectly, solicit, entice, persuade or induce any person or entity doing business with the Company and its subsidiaries and affiliates, to terminate such relationship or to refrain from extending or renewing the same. For purposes of this Section 11, the term “Competitor of the Company” shall mean competitors as designated by the Company on or before the Date of Termination. Nothing herein, however, shall prohibit a Participant from acquiring or holding not more than five percent of any class of publicly traded securities of any such business; provided that such securities entitle the Participant to no more than five percent of the total outstanding votes entitled to be cast by security holders of such business in matters on which such security holders are entitled to vote. In the event of a breach or any threatened breach of the Section 11, each Participant agrees that, in addition to any other remedy available to the Company at law or in equity, the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any breach or prevent any threatened breach. Each Participant further acknowledges that damages would be inadequate and insufficient to compensate the Company for any breach of this Section 11.

12. Notices. For the purpose of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the last address set forth in the Company’s records, and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Gateway, Inc.

14303 Gateway Place

Poway, CA 92064

Attention: General Counsel

13. Governing Law. Except to the extent state law is preempted by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the provisions of this Plan shall be governed by and construed in accordance with the laws of the State of California.

14. Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Plan.

15. Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine, and vice versa and the use of the singular shall be deemed to include the plural and vice versa.

16. Amendment. The Company may amend or terminate this Plan from time to time or at any time, by action of the Board, provided that, from and after the date of a Change in Control, the Plan shall not be terminated and no amendment may be made which would result in a reduction of the benefits otherwise payable to any Participant hereunder, unless such Participant individually, or a majority of the Participants, collectively, consent in writing to such termination or amendment.

17. Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which a Participant has agreed.

18. Survival. The obligations of the Company and the Participant under this Plan which by their nature may require either partial or total performance after the expiration of the Term shall survive such expiration.

19. Entire Plan. The provisions of this Plan supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by the Company; provided, that this Plan shall supersede any agreement setting forth the terms and conditions of a Participant’s rights to compensation upon termination of employment with the Company only in the event that the Participant’s employment with the Company is terminated on or following a Change in Control, other than (i) by the Company for Cause, (ii) by reason of death or Disability, or (iii) by the Participant without Good Reason.

20. Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

21. Claims Procedure

(a) The Board shall establish a committee (the “Committee”) to determine claims for benefits under the Plan. Claims for benefits under the Plan shall be filed with the Committee, which shall provide written notice to a Participant of any denial of his or her claim within ten (10) days following the Date of Termination. Such notice must be written in a manner calculated to be understood by the claimant, state specific reasons for denying the claim, citing the provisions of the Plan on which the denial is based, explain the procedure for reviewing the Committee’s decision, and if the claim is denied because the Committee lacks adequate information to reach a decision, state what information is needed to make a decision possible and why it is needed.

(b) If a claim is denied, the claimant may appeal to the Company. His appeal must be submitted in writing to the Company no later than ninety (90) days after the earlier of the date on which he receives notice of denial or the expiration of the period within which the Committee is required to render a decision. The claimant or his representative may submit any documents or written arguments that he desires in support of his claim, and the Company may, but is not required to, hold a hearing on the claim. The Company will decide the claimant’s appeal within twenty (20) days after it is filed. If the Company does not act within the time specified by this subparagraph (b), the appeal is automatically approved. If the Company determines that an appeal should be denied, it must give the claimant written notice of the denial in the same manner as required on initial denial of the claim by the Committee.

(c) No Participant or Beneficiary may bring an action, suit or proceeding, at law or in equity, with regard to the determination of benefits due to him under the Plan unless the Participant or Beneficiary first exhausts the claims procedures set forth in subparagraphs (a) and (b), above.